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                                                                    EXHIBIT 10.2



                     RESTATED FIRST AMENDMENT TO REAL ESTATE
                           SALE AND PURCHASE AGREEMENT


         THIS RESTATED FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (the "Restated Amendment") is made as of November 27, 2001, by and between OASIS GROUP, INC., a Georgia corporation ("Purchaser"), and MRS. LIBUSE HORNAK, an individual resident of the State of California ("Seller").

                             STATEMENT OF BACKGROUND

         Purchaser and Seller entered into a Real Estate Sale and Purchase Agreement dated as of February ___, 2001 (the "Original Agreement"), relating to the purchase and sale of several parcels of real property in California and Arizona, as more specifically identified in the Original Agreement (the "Real Property"). Purchaser and Seller modified the Original Agreement pursuant to an Amendment to Real Estate and Purchase Agreement dated as of August 17, 2001 (the "Original Amendment"). Pursuant to the terms of this Restated Amendment, Purchaser and Seller desire to (i) delete the Original Amendment so that it is superceded in its entirety by this Restated Amendment, and to (ii) amend the Original Agreement in accordance with the terms of this Restated Amendment.

                             STATEMENT OF AGREEMENT

         In consideration of the mutual covenants and conditions set forth in this Restated Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

         1. ORIGINAL AMENDMENT. The Original Amendment is hereby superceded in its entirety by this Restated Amendment and will have no further force or effect.

         2. PARAGRAPH 3. Paragraph 3 of the Original Agreement is hereby replaced in its entirety with the following:

                           3.  PURCHASE PRICE.

                                    (a) In consideration for the Property,
                           Purchaser shall pay Seller the sum of Four Million Dollars ($4,000,000) as follows: (a) At the Closing, Purchaser shall pay to Seller the sum of One Million Dollars ($1,000,000) less the Earnest Money (the "Down Payment"), and (b) at the Closing, Purchaser shall deliver to Seller a Promissory Note in the amount of Three Million Dollars ($3,000,000) in a form mutually agreeable to the Parties prior to the Closing (the "Note"). The Note will be secured by a Deed of Trust, in a form mutually agreeable to the Parties prior to the Closing (the "Deed of Trust"), which covers certain parcels of the Property to be identified by the mutual agreement of the parties prior to Closing (the



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                           "Identified Parcels"). The Note shall be for a term
                           of six (6) years and shall bear interest at a rate of six percent (6%) first 12 months thereafter at prime rate of [illegible] for 5 years with a cap of 8% and floor of 6% per annum. Payments on the Note shall be made monthly beginning on the thirtieth day after the Closing. Monthly payments will be for interest only, with the principal balance due and payable in full on the six-year (6-year) anniversary of the Closing. The Note shall provide for releases in amounts mutually agreeable to the Parties.

                                    (b) Within sixty (60) days after the
                           Closing, Purchaser shall obtain an appraisal (the "Purchaser's Appraisal") to determine the fair market value of the entire Property (the "Fair Market Value"). If the Fair Market Value exceeds $12,000,000, Purchaser shall, as soon as reasonably practicable, issue to Seller an additional Promissory Note (the "Supplemental Note") in an original principal amount equal to (i) the amount by which the Fair Market Value exceeds $12,000,000, multiplied by
                           (ii) 0.35. The Supplemental Note will be secured by the Deed of Trust. The Supplemental Note shall be for a term of six (6) years and shall bear interest at a rate of four percent (4%) for the first two (2) years and at a rate of six percent (6%) thereafter. Payments on the Note shall be paid monthly beginning on the first day of the twenty-fifth (25th) month after the Closing, with a maturity date of six months. The Supplemental Note shall provide for releases in amounts mutually agreeable to the Parties.

                                    (c) Notwithstanding the foregoing, if Seller
                           is for any reason dissatisfied with the Purchaser's Appraisal, Seller shall have the right, for sixty
                           (60) days after Seller receives a copy of the Purchaser's Appraisal and it Seller's own cost and expense, to obtain an independent appraisal (the "Seller's Appraisal"). Seller shall provide written notice to Purchaser if Seller elects to obtain a Seller's Appraisal. If the Seller's Appraisal differs from the Purchaser's Appraisal, the amount of the Supplemental Note will be determined based on the average of the Purchaser's Appraisal and the Seller's Appraisal. Notwithstanding the immediately preceding sentence, if Purchaser is for any reason not satisfied with the Seller's Appraisal, Purchaser may elect to obtain a third appraisal (the "Third Party Appraisal") by a qualified party appointed by Seller's appraiser and Purchaser's appraiser. All costs and expenses of the Third Party Appraisal will be borne by Purchaser and Seller equally. If Purchaser elects to obtain a Third Party Appraisal, the amount of the Supplemental Note will be determined based on the Third Party Appraisal.

         3. PARAGRAPH 20. The final sentence of Paragraph 20 is hereby deleted in its entirety and replaced with the following:

                           The Brokerage Compensation shall be paid at the
                  Closing in the amounts set forth, and to the parties identified, on attached Schedule 20.


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         4.       NO FURTHER MODIFICATIONS. Except as modified herein, all of the terms and conditions of the Purchase Agreement remain unchanged and in full force and effect.

         5. MISCELLANEOUS. This Restated Amendment is an integral part of the Original Agreement. Unless otherwise defined herein, any capitalized term used in this Amendment shall have the meaning given to such term in the Original Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to one and the same instrument.


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       [Signature page to Restated First Amendment to Real Estate Sale and
                               Purchase Agreement]


         IN WITNESS WHEREOF, the undersigned have executed this Restated First Amendment to Real Estate Sale and Purchase Agreement effective the day and year first above written.

                                   OASIS GROUP, INC.


                                   By
                                      --------------------------------------
                                       -----------------
                                       President





                                   By
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                                       Libuse Hornak
                                       Individually


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